Exhibit 99.1

Release: 4:00 P.M. April 24, 2019

Contact:	Investor Relations Department

212-365-6721

IR@MetropolitanBankNY.com

Metropolitan Bank Holding Corp. Reports Record Growth in Loans and Deposits

NEW YORK, April 24, 2019 – Metropolitan Bank Holding Corp. (NYSE:MCB), the holding company (the “Company”) for Metropolitan Commercial Bank (the “Bank”), today reported net income of $8.5 million or $1.01 per diluted common share for the first quarter of 2019 as compared to $6.3 million, or $0.75 per diluted common share, for the first quarter of 2018. Financial Highlights for the first quarter of 2019 include:

•	Total assets increased 17.0% to $2.55 billion at March 31, 2019 as compared to $2.18 billion at December 31, 2018.

•	Total loans increased 12.3% to $2.10 billion at March 31, 2019, as compared to $1.87 billion at December 31, 2018. For the first quarter of 2019, the Bank’s loan production was $289.8 million as compared to $175.8 million for the same period in 2018.

•	Total deposits increased $305.6 million or 18.7% to $1.97 billion at March 31, 2019 as compared to $1.66 billion at December 31, 2018. This growth in deposits was across most of the Bank’s deposit verticals, including retail deposits, and specialty deposit verticals.

•	Non-interest-bearing demand accounts increased 14.6% to $915.5 million at March 31, 2019 as compared to $798.6 million at December 31, 2018. Interest-bearing deposits increased 21.9% to $1.1 billion at March 31, 2019 as compared to $862.0 million at December 31, 2018.

•	Net interest margin increased 6 basis points to 3.74% for the first quarter of 2019 from 3.68% for the first quarter of 2018.

•	The provision for loan losses for the first quarter of 2019 was $2.2 million, entirely offset by a recovery of $4.2 million related to taxi medallion loans. Accordingly, a credit of $2.0 million was recorded in the first quarter of 2019. The $2.2 million provision reflected the record loan growth in the quarter.

•	Annualized return on average assets for the first quarter of 2019 was 1.49%, an increase of 14 basis points as compared to 1.35% for the first quarter of 2018.

•	Annualized return on average equity was 12.67% for the first quarter of 2019 as compared to 10.53% for the first quarter of 2018.

•	The Company’s efficiency ratio in the first quarter of 2019 was 55.87%, compared to 51.48% for the same quarter in 2018.

Mark R. DeFazio, the Company’s President and Chief Executive Officer, commented, “I am very pleased with the results of the first quarter. We are committed to our strategy of building out our sustainable and scalable business and expanding our market share. The record growth in loans and deposits this quarter was organically generated, while maintaining our focus on quality. We are encouraged by our recent business wins, many of which came from new relationships which we plan to deepen.”

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Mr. DeFazio continued, “I am very satisfied with the finalization of our litigation regarding the taxi medallion loans that were charged-off in 2016 and 2017. The Bank achieved a very successful collection against the original principal amounts charged-off.”

Mr. DeFazio concluded, “The Bank is well-positioned for further growth which will continue to generate favorable returns and shareholder value.”

Balance Sheet

The Company had total assets of $2.55 billion at March 31, 2019, compared with $2.18 billion on December 31, 2018. Loans, net of deferred fees and unamortized costs increased to $2.10 billion at March 31, 2019 as compared to $1.87 billion at December 31, 2018. For the three months ended March 31, 2019, the Bank’s loan production was $289.8 million as compared to $175.8 for the same period in 2018.

Total deposits increased $305.6 million, or 18.7%, to $1.97 billion at March 31, 2019 as compared to $1.66 billion at December 31, 2018. This was due to an increase of $188.6 million in interest-bearing demand deposits and an increase of $116.9 million in non-interest-bearing deposits.

Total borrowings increased by $30.0 million to $260.2 million at March 31, 2019 as compared to $230.2 million at December 31, 2018. This was due to an increase of $30.0 million in Federal Home Loan Bank advances, which were used to support the Bank’s loan growth.

Total stockholders’ equity was $273.8 million on March 31, 2019 compared to $264.5 million at December 31, 2018. The increase of $9.3 million was primarily due to net income of $8.5 million earned in the first quarter of 2019. Metropolitan Commercial Bank meets all the requirements to be considered “Well-Capitalized” under applicable regulatory guidelines. At March 31, 2019, total Commercial Real Estate Loans (“CRE”) were 328.2% of risk-based capital, compared to 312.4% at December 31, 2018.

Income Statement

	Quarter Ended March 31,
(dollars in thousands)	2019	2018
Net income	$8,531	$6,291
Diluted earnings per common share	1.01	0.75
Annualized return on average assets	1.49%	1.35%
Annualized return on average equity	12.67%	10.53%
Annualized return on average common equity*	12.93%	10.78%

*Common equity excludes Class B preferred stock. See reconciliation to GAAP measures on page 11.

Net Income Summary

Net income increased $2.2 million to $8.5 million for the first quarter of 2019 as compared to $6.3 million for the same period in 2018. This increase was due primarily to a $4.4 million increase in net interest income and a $3.5 million decrease in the provision for loan losses, partially offset by a $2.9 million decrease in non-interest income and a $1.8 million increase in non-interest expense.

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Net Interest Margin Analysis

Three months ended
March 31, 2019	March 31, 2018
Average	Average
Outstanding	Yield/Rate	Outstanding	Yield/Rate
(dollars in thousands)	Balance	Interest	(annualized)	Balance	Interest	(annualized)
Assets:
Interest-earning assets:
Loans (1)	$1,973,136	$25,050	5.15%	$1,476,955	$17,212	4.73%
Available-for-sale securities	30,522	204	2.68%	31,833	162	2.09%
Held-to-maturity securities	4,479	23	2.05%	3,151	27	3.48%
Equity investments - non-trading	3,210	23	2.87%	2,167	4	0.75%
Overnight deposits	228,506	1,389	2.47%	241,173	1,043	1.75%
Other interest-earning assets	24,722	301	4.94%	63,245	245	1.57%
Total interest-earning assets	2,264,575	26,990	4.83%	1,818,524	18,693	4.17%
Non-interest-earning assets	44,204	66,311
Allowance for loan and lease losses	(20,228)	(15,584)
Total assets	$2,288,551	$1,869,251

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$856,477	$3,721	1.76%	$514,455	$1,190	0.94%
Certificates of deposit	105,290	610	2.35%	72,822	249	1.39%
Total interest-bearing deposits	961,767	4,331	1.83%	587,277	1,439	0.99%
Borrowed funds	211,170	1,766	3.35%	84,317	738	3.53%
Total interest-bearing liabilities	1,172,937	6,097	2.11%	671,594	2,177	1.31%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	822,763	935,417
Other non-interest-bearing liabilities	23,433	23,223
Total liabilities	2,019,133	1,630,234

Stockholders' Equity	269,418	239,017
Total liabilities and equity	$2,288,551	$1,869,251

Net interest income	$20,893	$16,516
Net interest rate spread (2)	2.72%	2.86%
Net interest-earning assets	$1,091,638	$1,146,930
Net interest margin (3)	3.74%	3.68%
Ratio of interest earning assets to interest bearing liabilities	1.93	x	2.71	x

(1)	Amount includes deferred loan fees and non-performing loans.
(2)	Determined by subtracting the annualized weighted average cost of total interest-bearing liabilities from the annualized weighted average yield on total interest-earning assets.
(3)	Determined by dividing annualized net interest income by total average interest-earning assets.

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Net Interest Income

Interest income increased $8.3 million to $27.0 million for the first quarter of 2019 as compared to $18.7 million for the first quarter of 2018. This increase was due primarily to a $7.8 million increase in interest income on loans. The increase in interest income on loans was due to a $496.2 million increase in average balances of loans to $2.0 billion and a 42 basis point increase in the average yield to 5.15% for the first quarter of 2019.

Interest expense amounted to $6.1 million for the first quarter of 2019 as compared to $2.2 million for the first quarter of 2018, an increase of $3.9 million. This increase was due to a $2.9 million increase in interest on deposits and a $1.0 million increase in interest on borrowings.

The increase in interest expense on deposits was due primarily to a $374.5 million increase in the average balance of interest-bearing deposits to $961.8 million for the first quarter of 2019 and an 84 basis point increase in the average cost to 1.83%.

The average balance of borrowing increased $126.9 million to $211.2 million for the first quarter of 2019 as compared to $84.3 million for the first quarter of 2018. The average cost of borrowing decreased 18 basis points to 3.35% as compared to 3.53% for those same periods.

Net interest margin increased 6 basis points to 3.74% for the first quarter of 2019 from 3.68% for the first quarter of 2018. Total average interest-earning assets increased $446.1 million for the first quarter of 2019 as compared to the first quarter of 2018, due primarily to a $496.2 million increase in average loans, which was partially offset by a decrease of $51.2 million in overnight funds and other interest-earning assets. The total yield on average interest-earning assets increased 66 basis points to 4.83% in the first quarter of 2019 as compared to 4.17% in the same period on 2018.

Asset Quality

Non-performing assets consist of non-accrual loans, accruing loans that are 90 days or more past due, loans placed in forbearance with payments past due over 90 days and still accruing, non-accrual troubled debt restructurings and real estate owned (“REO”) that has been acquired in partial or full satisfaction of loan obligations or upon foreclosure. The Bank had no REO properties at March 31, 2019 and December 31, 2018.

(dollars in thousands)	March 31, 2019	December 31, 2018
Non-performing assets:
Non-accrual loans:
Commercial	$—	$—
One-to-four family	—	—
Commercial and industrial	—	—
Consumer	68	50
Total non-accrual loans	$68	$50
Accruing loans 90 days or more past due	1,430	239
Total non-performing assets	$1,498	$289
Nonaccrual loans as % of loans outstanding	—%	—%
Non-performing assets as % of loans outstanding	0.07%	0.02%
Allowance for loan losses	$(20,834)	$(18,942)
Allowance for loan losses as % of loans outstanding	0.99%	1.02%

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	Quarter Ended March 31,
(dollars in thousands)	2019	2018
Provision/(credit) for loan losses	$(2,031)	$1,477
Charge-offs	$(347)	$(157)
Recoveries	$4,270	$53
Net charge-offs/(recoveries) as % of average loans (annualized)	(0.80)%	0.04%

The provision for loan losses was a credit of $2.0 million for the first quarter of 2019 as compared to $1.5 million for the first quarter of 2018. This decrease was due primarily to a $4.2 million recovery related to the taxi medallion loans, offset by a loan loss provision of $2.2 million necessitated by the record loan growth in the quarter.

Non-Interest Income

	Quarter Ended March 31,
(dollars in thousands)	2019	2018
Service charges on deposit accounts	$819	$1,910
Prepaid third-party debit card income	1,257	908
Other service charges and fees	278	2,494
Unrealized gain on equity securities	39	—
Total non-interest income	$2,393	$5,312

Non-interest income decreased by $2.9 million to $2.4 million in the first quarter of 2019 as compared to $5.3 million in the first quarter of 2018, primarily due to decreases of $1.1 million in service charges on deposits and $2.2 million in other charges and fees, partially offset by an increase in debit card income of $349,000. The decrease in service charges on deposits was primarily due to a decline of $1.1 million in wire fees related to transactions by digital currency customers. The decrease in other service charges and fees was due to a $2.1 million decrease in foreign currency conversion fees, which were at an elevated level during the first quarter of 2018, as customers, particularly those in the digital currency business, were transferring funds from their global corporate accounts back into their U.S. dollar accounts with the Bank.

Non-Interest Expense

	Quarter Ended March 31,
(dollars in thousands)	2019	2018
Compensation and benefits	$7,490	$6,317
Bank premises and equipment	1,335	1,180
Professional fees	794	753
Technology costs	1,700	1,506
Other expenses	1,690	1,482
Total non-interest expense	$13,009	$11,238

Non-interest expense increased $1.8 million to $13.0 million during the first quarter of 2019 as compared to $11.2 million for the first quarter of 2018. Compensation and benefits increased $1.2 million to $7.5 million for the first quarter of 2019 as compared to $6.3 million for the first quarter of 2018. This increase was due primarily to an increase of 20 full-time equivalent employees for the first quarter of 2019 as compared to the first quarter of 2018. Technology costs increased $194,000 for the first quarter of 2019 as compared to the first quarter of 2018. For the first quarter of 2019, technology costs included licensing fees related to software interfaces for deposit products of $1.1 million as compared to $124,000 for the first quarter of 2018, an increase of $1.0 million. This increase was partially offset by a decrease of $741,000 in transaction costs related to the decreased volume of wire transactions by digital currency customers in the first quarter of 2019 as compared to the first quarter of 2018.

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About Metropolitan Bank Holding Corporation

Metropolitan Bank Holding Corp. (NYSE: MCB) is the holding company for Metropolitan Commercial Bank. The Bank provides a broad range of business, commercial and personal banking products and services to small and middle-market businesses, public entities and affluent individuals in the New York metropolitan area. Founded in 1999, the Bank is headquartered in New York City and operates six locations in Manhattan, Brooklyn and Great Neck, Long Island. The Bank is also an active issuer of debit cards for third-party debit card programs. Metropolitan Commercial Bank is a New York State chartered commercial bank, a Federal Reserve System member bank whose deposits are insured up to applicable limits by the FDIC, and an equal opportunity lender. For more information, please visit www.mcbankny.com.

Forward Looking Statement Disclaimer

This release contains certain “forward-looking statements” about the Company which, to the extent applicable, are intended to be covered by the safe harbor for forward-looking statements provided under Federal securities laws and, regardless of such coverage, you are cautioned about. Examples of forward-looking statements include but are not limited to the Company’s financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may”, “believe”, “expect”, “anticipate”, “plan”, “continue”, or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K, as well as an unexpected deterioration in our loan portfolio, unexpected increases in our expenses, greater than anticipated growth and our ability to manage such growth, unanticipated regulatory action, unexpected changes in interest rates, an unanticipated decrease in deposits, an unanticipated loss of key personnel, an unanticipated loss of existing customers, competition from other institutions resulting in unanticipated changes in our loan or deposit rates, unanticipated increases in Federal Deposit Insurance Corporation costs and unanticipated adverse changes in our customers’ economic conditions or economic conditions in our local area in general.

Forward-looking statements speak only as of the date of this release. We do not undertake any obligation to update or revise any forward-looking statement, whether the result of new information, future events or otherwise.

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Consolidated Balance Sheet

	March 31, 2019	December 31, 2018
Assets
Cash and due from banks	$9,372	$9,246
Overnight deposits	346,674	223,704
Total cash and cash equivalents	356,046	232,950
Investment securities available for sale	29,731	30,439
Investment securities held to maturity	4,392	4,571
Investment securities -- Equity investments	2,149	2,110
Total securities	36,272	37,120
Other investments	23,652	22,287
Loans, net of deferred fees and unamortized costs	2,102,420	1,865,216
Allowance for loan losses	(20,834)	(18,942)
Net loans	2,081,586	1,846,274
Receivable from prepaid card programs, net	16,516	8,218
Accrued interest receivable	6,396	5,507
Premises and equipment, net	6,446	6,877
Prepaid expenses and other assets	7,599	8,158
Goodwill	9,733	9,733
Accounts receivable, net	940	5,520
Total assets	$2,545,186	$2,182,644
Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing demand deposits	$915,499	$798,563
Interest-bearing deposits	1,050,631	861,991
Total deposits	1,966,130	1,660,554
Federal Home Loan Bank of New York advances	215,000	185,000
Trust preferred securities	20,620	20,620
Subordinated debts, net of issuance cost	24,559	24,545
Accounts payable, accrued expenses and other liabilities	28,581	18,439
Accrued interest payable	984	1,282
Prepaid third-party debit cardholder balances	15,525	7,687
Total liabilities	2,271,399	1,918,127

Class B preferred stock	3	3
Common stock	82	82
Additional paid in capital	214,088	213,490
Retained earnings	59,761	51,415
Accumulated other comprehensive loss, net of tax effect	(147)	(473)
Total stockholders’ equity	273,787	264,517
Total liabilities and stockholders’ equity	$2,545,186	$2,182,644

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Consolidated Statement of Income (unaudited)

	Quarter Ended March 31,
(dollars in thousands)	2019	2018
Total interest income	$26,990	$18,693
Total interest expense	6,097	2,177
Net interest income	20,893	16,516
Provision for loan losses	(2,031)	1,477
Net interest income after provision for loan losses	22,924	15,039

Non-interest income:
Service charges on deposit accounts	819	1,910
Prepaid third-party debit card income	1,257	908
Other service charges and fees	278	2,494
Unrealized gain on equity securities	39	—
Total non-interest income	2,393	5,312

Non-interest expense:
Compensation and benefits	7,490	6,317
Bank premises and equipment	1,335	1,180
Professional fees	794	753
Technology costs	1,700	1,506
Other expenses	1,690	1,482
Total non-interest expense	13,009	11,238

Net income before income tax expense	12,308	9,113
Income tax expense	3,777	2,822
Net income	$8,531	$6,291

Earnings per common share:
Average common shares outstanding - basic	8,150,452	8,124,028
Average common shares outstanding - diluted	8,285,220	8,275,243
Basic earnings	$1.03	$0.77
Diluted earnings	$1.01	$0.75

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Summary of Income and Performance Measures

Five Quarter Trend (unaudited)

	Quarter Ended
(Dollars in thousands)	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018
Net interest income	$20,893	$18,961	$18,351	$17,395	$16,516
Provision (credit) for loan losses	(2,031)	844	(453)	1,270	1,477
Net interest income after provision for loan losses	22,924	18,117	18,804	16,125	15,039
Non-interest income	2,393	2,188	2,012	2,649	5,312
Non-interest expense:
Compensation and benefits	7,490	6,962	6,253	6,126	6,317
Other Expense	5,519	4,640	4,102	4,149	4,921
Total non-interest expense	13,009	11,602	10,355	10,275	11,238

Income before income tax expense	12,308	8,703	10,461	8,499	9,113
Income tax expense	3,777	2,418	3,348	2,634	2,822
Net income	8,531	6,285	7,113	5,865	6,291

Performance Measures:
Net income available to common shareholders	8,396	6,238	7,057	5,816	6,238
Per common share:
Basic earnings	$1.03	$0.77	$0.87	$0.72	$0.77
Diluted earnings	$1.01	$0.75	$0.85	$0.70	$0.75
Common shares outstanding:
Average - diluted	8,285,220	8,273,220	8,292,385	8,290,048	8,275,243
Period end	8,320,816	8,217,274	8,207,234	8,205,234	8,194,925
Return on (annualized):
Average total assets	1.49%	1.25%	1.45%	1.20%	1.35%
Average equity	12.67%	9.59%	11.22%	9.53%	10.53%
Average common equity	12.93%	9.80%	11.47%	9.75%	10.78%
Yield on average earning assets	4.83%	4.65%	4.49%	4.13%	4.17%
Cost of interest-bearing liabilities	2.11%	1.90%	1.69%	1.46%	1.31%
Net interest spread	2.72%	2.75%	2.80%	2.67%	2.86%
Net interest margin	3.74%	3.77%	3.76%	3.59%	3.68%
Net charge-offs (recoveries) as % of average loans (annualized)	(0.80)%	0.09%	(0.36)%	0.02%	0.04%
Efficiency ratio	55.87%	54.86%	50.85%	51.26%	51.48%

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Consolidated Balance Sheet Summary

Five Quarter Trend (unaudited)

(dollars in thousands)	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018
Assets
Total Assets	$2,545,186	$2,182,644	$1,930,714	$1,924,495	$1,968,886
Overnight deposits	346,674	223,704	148,260	240,994	363,887
Total securities	36,272	37,120	32,247	33,974	35,488
Other investments	23,652	22,287	16,645	16,770	16,566
Loans, net of deferred fees and unamortized costs	2,102,420	1,865,216	1,698,929	1,599,647	1,526,166

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing demand deposits	$915,499	$798,563	$772,754	$878,703	$1,012,250
Interest-bearing deposits	1,050,631	861,991	761,177	661,779	604,866
Total deposits	1,966,130	1,660,554	1,533,931	1,540,482	1,617,116
Borrowings	260,179	230,165	105,151	108,137	78,123
Total stockholders' Equity	273,787	264,517	257,270	249,584	243,039

Asset Quality
Total non-accrual loans	$68	$50	$79	$192	$85
Total non-performing assets	$1,498	$289	$407	$192	$85
Non-accrual loans to total loans	—%	—%	—%	0.01%	0.01%
Non-performing loans to total loans	0.07%	0.02%	0.02%	0.01%	0.01%
Allowance for loan losses	(20,834)	(18,942)	(18,493)	(17,463)	(16,260)
Allowance for loan losses to total loans	0.99%	1.02%	1.09%	1.09%	1.07%
Provision for loan losses	(2,031)	844	(453)	1,270	1,477
Net charge-offs (recoveries)	3,923	395	(1,483)	67	104

Regulatory Capital
Tier 1 Leverage:
Metropolitan Bank Holding Corp.	12.5%	13.7%	13.8%	13.5%	13.7%
Metropolitan Commercial Bank	13.4	14.7	14.8	14.5	14.7

Common Equity Tier 1 Risk-Based (CET1):
Metropolitan Bank Holding Corp.	11.8	13.2	13.9	14.3	14.9
Metropolitan Commercial Bank	13.9	15.6	16.5	17.0	17.7

Tier 1 Risk-Based:
Metropolitan Bank Holding Corp.	12.9	14.6	15.4	15.8	16.5
Metropolitan Commercial Bank	13.9	15.6	16.5	17.0	17.7

Total Risk-Based:
Metropolitan Bank Holding Corp.	14.8	16.9	17.9	18.4	19.2
Metropolitan Commercial Bank	14.8	16.7	17.6	18.1	18.8

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Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), this earnings release includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company’s operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Balance sheet data

Dollars in thousands, except per share data	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018
Average assets	$2,288,551	$2,015,831	$1,960,318	$1,946,910	$1,869,251
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible assets	$2,278,818	$2,006,098	$1,950,585	$1,937,177	$1,859,518

Average equity	$269,418	$262,030	$253,516	$246,108	$239,017
Less: Average preferred equity	5,502	5,502	5,502	5,502	5,502
Average common equity	$263,916	$256,528	$248,014	$240,606	$233,515
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible common equity	$254,183	$246,795	$238,281	$230,873	$223,782

Total assets	$2,545,186	$2,182,644	$1,930,714	$1,924,495	$1,968,886
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible assets	$2,535,453	$2,172,911	$1,920,981	$1,914,762	$1,959,153

Total Equity	$273,787	$264,517	$257,270	$249,584	$243,039
Less: preferred equity	5,502	5,502	5,502	5,502	5,502
Common Equity	$268,285	$259,015	$251,768	$244,082	$237,537
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible common equity (book value)	$258,552	$249,282	$242,035	$234,349	$227,804

Common shares outstanding	8,320,816	8,217,274	8,207,234	8,205,234	8,194,925

Book value per share (GAAP)	$32.24	$31.52	$30.68	$29.75	$29.23
Tangible book value per common share (non-GAAP)*	$31.07	$30.34	$29.49	$28.56	$28.03

* Tangible book value divided by common shares outstanding at period-end.

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